Exhibit 99(a)

Agenda Business Meeting CEO Report Questions and Answers

ANNUAL MEETING OF SHAREHOLDERS APRIL 16, 2008 Mike Vea Chairman, President and Chief Executive Officer Growing, Transforming, and Improving

Safe Harbor Statement Certain statements made in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, the words "may," "will," "should," "would," "anticipate," "expect," "plan," "believe," "intend," and similar expressions identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) the impact of the current slowing economy, including disruptions in the housing and credit markets, either national or in the markets in which Integra does business; (2) changes in the interest rate environment that reduce net interest margin; (3) charge-offs and loan loss provisions; (4) the ability of Integra to maintain required capital levels and adequate sources of funding and liquidity; (5) changes and trends in capital markets; (6) competitive pressures among depository institutions that increase significantly; (7) effects of critical accounting policies and judgments; (8) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; (9) legislative or regulatory changes or actions, or significant litigation that adversely affect Integra or the business in which Integra is engaged; (10) ability to attract and retain key personnel; (11) ability to secure confidential information through the use of computer systems and telecommunications network; and (12) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity, and other factors described in our periodic reports filed with the SEC. We undertake no obligation to revise or update these risks, uncertainties and other factors except as may be set forth in our periodic reports.

Topics Martin Zorn - CFO Industry Update 1st Quarter Results Mike Vea - CEO Company Overview Strategy Credit Quality Margin and Growth Shareholder Return Conclusion and Closing Remarks

Industry Update

Industry Update US Economy and Interest Rates GDP Growth projections from FTN Financial. Other data from Bloomberg.

Industry Update Bank stocks significantly underperformed in 2007 Credit concerns Declining net interest margins Slowing US economy Direction of housing markets Writedowns have heightened concerns over risk Multiples have declined to 10 year lows across all market cap sizes What will drive bank stock values in 2008?

Industry Update Valuation Multiples Data from SNL Financial.

Industry Update Valuation Multiples Data from SNL Financial.

First Quarter Update

First Quarter Update Net income of $5.0 million Diluted net income per share of $0.24 Net interest margin of 3.23% Allowance for loan losses of $28.6 million or 1.22% of loans Non-performing assets of $33.3 million or 0.98% of assets Annualized net charge-off rate of 0.40% Annualized commercial loan growth of 16% Annualized low cost deposit growth of 15%

Company Overview

As of March 31, 2008 Integra Bank N.A. Total Assets: $3.40 Billion Total Loans: $2.34 Billion Total Deposits: $2.31 Billion Number of Branches: 80 Number of ATMs: 135 Employees: 859 Company Overview - Integra Franchise

Strategy for 2008-2010

Strategy for 2008-2010 Improve franchise value while generating acceptable level of earnings growth

Initiatives Sound credit through an uncertain economic environment. Acquire New Customers - Do More With Them. Increase our presence in faster growing Metro Markets through selective acquisitions and by continuing to recruit successful lending and product teams. Improve our Margin and Net Interest Income by improving our Loan and Asset Mix. Improve operating leverage. Allocate capital to highest uses to increase Total Shareholder Return.

Credit Quality Margin Growth Shareholder Return Priorities for 2008

Credit Quality

Credit Quality Managing Risk Through The Cycle Sound underwriting standards Continued low Net Charge-offs at 19bps for 2007 Granular risk within our NPAs Only three loans are in excess of $1MM; largest OREO is approximately $750M.

Commercial Real Estate Two Experienced Niche Businesses Focus is on relatively short-term construction lending in footprint Commercial Real Estate Line of Business: Cincinnati, Cleveland, Columbus, Louisville, Nashville Do smaller projects for major regional developers Strong credit tenants Strong guarantors or take-out commitments Both lenders and customers have experienced multiple real estate cycles Chicago Real Estate Single-family, single-family rental and construction Affordable price points In-city development, rehab and renovation 15 year track record

Wtd. Avg. FICO Score: 735 Wtd. Avg. FICO Score: 701 Total Loans & Leases: $2.34B YTD Loan Yield: 6.61% As of March 31, 2008 Managing Through The Cycle High Quality - Diversified Portfolio

Margin and Growth

Margin Performance Improvement Improve Loan Mix Grow commercial and CRE loans Exited the indirect Marine/RV business in 4Q06 Private labeled residential mortgage processing, underwriting, closing, and servicing in 1Q07 Improve Earnings Assets Mix Reduced level of investments Increased percentage of Commercial Loans Improve Deposit Mix Rate Cycle - Federal Reserve Actions

Growth Acquire New Customers Checking account is foundation of relationship High Performance Checking High Performance Business Checking Competitive Product Set Build in-house or private label best in class Service Differentiation I Care Extended Banking Hours

Growth Results: Checking Account And Service Charge Growth Focused on driving core checking account growth - key to the customer relationship Service charges are an additional benefit of increased checking account openings Avg Y/YGrowth = 7.5% Avg Y/YGrowth = 12.8%

Growth Results: Non Interest Income Growth Debit Card income is up 38.9% from 1Q07 Growth from 1Q07 = 38.9% Online Billpay use is up 17.0% from 1Q07 Growth from 1Q07 = 17.0%

Growth Commercial Banking - Hiring Teams Recruit proven teams with strong track records Recruit senior bankers in strategic markets Recruit C&I expertise to Chicago team Accelerate growth of Treasury Management Relationship focused

Cincinnati Commercial Commercial Real Estate Initiative Growth Strategy: Results Commercial Loan Growth

Shareholder Return

Shareholder Return Capital Management Target returning 35-70% of earnings to shareholders depending on growth opportunities: Organic Growth Market Expansion Dividends Share Repurchase Dividend policy - payout 35-50% of earnings Increased dividend 5.8% to $0.18 on June 20, 2007 Board approved stock buyback plan - 2.5% or $12.5 million

As of April 11, 2008 Note: Peer group consists of the following: AMFI, BUSE, CHCO, CHFC, CTBI, FFBC, FMBI, FPFC, FRME, HTLF, IBCP, MBFI, MBHI, MSFG, ONB, OSBC, PRK, RBCAA, SRCE, THFF, UBSI, WSBC Shareholder Return IBNK Price Performance Opportunity for Price to Earnings multiple expansion

Attractive Relative Value As of April 11, 2008

Summary of Analyst Coverage

Conclusion Growing our retail and business customer base faster than our underlying market growth. Transforming our balance sheet and market demographic mix. Positioning for the turn. Market price does not reflect these results.

Questions and Answers

Growing, Transforming, and Improving

For more information: Visit our website, www.integrabank.com Listen to our web casts to follow our progress Call us with questions: Mike Vea, our CEO at (812) 464-9604 Martin Zorn, our CFO at (812) 461-5794 Thank You